Exhibit 99.1
Potbelly Corporation Reports Results for First Fiscal Quarter 2022

Continued strong same-store sales performance of +24.4% for the quarter with solid progress in recovery of Central Business District shops

Significant progress against Five-Pillar and strategic growth strategies

Company remains on track to achieve its 2022 outlook for record AUVs, double-digit growth in same-store sales and low double-digit shop-level margins

Chicago, IL. May 5, 2022 – Potbelly Corporation (NASDAQ: PBPB), (“Potbelly” or the “Company”) the iconic neighborhood sandwich shop concept, today reported financial results for the first fiscal quarter ended March 27, 2022.

First Quarter Strategic Successes:

•Positive same-store sales (SSS) for the fourth consecutive quarter, ending the first quarter at +24.4%

•Drove same-store traffic (SST) +4.9%, including positive traffic in all three months of the quarter.

•Continued to build traffic while mitigating inflationary pressures on shop-level margins, supported by price increase of 5.4%.

•Improved loss from operations by $6.8 million compared to the prior year which included shop-level margins of 5.0% for the quarter supported by strengthening Central Business District (CBD) sales and record overall volumes in March. Margins are inclusive of certain digital and marketing expenses to align with the shift to a franchised focused organization.

•Achieved strongest post-pandemic CBD performance with SSS of +64%.

•Digital channels showed continued durability, representing approximately 39% of sales during the quarter.

Key highlights for the quarter ended March 27, 2022 compared to March 28, 2021:
•Total revenues increased by 25.8% to $98.2 million compared to $78.1 million.

•GAAP net loss attributable to Potbelly Corporation was ($7.9) million, compared to a GAAP net loss of ($14.5) million. GAAP diluted loss per share was ($0.28) compared to a GAAP diluted loss per share of ($0.56).

•Adjusted net loss1 attributable to Potbelly Corporation was ($4.4) million compared to an adjusted net loss of ($8.5) million. Adjusted diluted EPS1 was a loss of ($0.16) compared to an adjusted diluted EPS loss of ($0.33).
•EBITDA1 improved to ($4.3) million from ($10.0) million.

•Adjusted EBITDA1 improved to ($2.3) million compared to ($6.6) million, having achieved positive Adjusted EBITDA in March.

•At March 27, 2022, total liquidity, inclusive of cash on hand and availability under the revolving credit facility, was $19.5 million.

Bob Wright, President and Chief Executive Officer of Potbelly Corporation, commented, “We are highly encouraged by the resilience of our business during the first quarter, which included significant recovery in our Central Business District locations, as well as continued strength in our digital channels. Despite the issues related to Omicron and weather early in the quarter, we saw the business return to the strong momentum we enjoyed during the fourth quarter of 2021 in March. In fact, we achieved record performance during the month, with heightened sales and traffic which drove positive EBITDA. We are pleased to see our customers continue to come to Potbelly at an accelerated rate to enjoy our craveable food and good vibes.”

Mr. Wright continued, “Additionally, we have made excellent progress executing against our Five-Pillar strategy. We were excited to bring our customers food innovation and promotional momentum with the successful roll out of our seasonal red velvet cookie along with our 45th Anniversary and National Meatball Day BOGO (buy one get one free) digital promotions. These efforts drove further growth in our Perks loyalty program. We are pleased to have made strong progress in our staffing and training programs, which are also contributing to increased sales and strong customer satisfaction. We further refined our brand and digital marketing engagement with the aim to drive brand awareness, traffic and return on invested media dollars. Finally, we’re making substantive progress on our Franchise Growth Acceleration Initiative as we develop our pipeline of multi-unit franchise candidates, and enhance our franchising and refranchising market planning, sales and marketing, and franchise focused systems and tools.”

2022 Financial Outlook

Fiscal Year 2022
Average Unit Volumes (AUVs)	Record AUVs
Same-Store Sales (SSS)	Double-Digit Growth
Shop-Level Margins	Low Double-Digit Margins

Steve Cirulis, Chief Financial Officer, added, “Despite some temporary headwinds, momentum returned to the business in March with record AUVs, expanding shop-level margins and increasing traffic across all shop types. For the second quarter of 2022, we expect total revenue of $110 to $116 million and shop-level margins of between 9.0% and 11.0%, a meaningful increase from the first quarter. As we progress against our strategy, we will continue to place an emphasis on the development of our digital business, remain disciplined on our G&A, and remain proactive in implementing measures to mitigate the impact of inflationary pressures deriving from macro-uncertainty. Finally, we remain on track to deliver our fiscal 2022 financial outlook of record AUVs, double-digit growth in same-store sales and shop-level margins in the low double-digit range.”

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the investor relations portion of the Company's website at www.potbelly.com. For those that cannot join the webcast, you can participate by dialing 1-800-694-6219 in the U.S. & Canada, or 1-312-281-2958 internationally, using the confirmation code of 21993600.

For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Thursday, May 5, 2022, through midnight May 12, 2022. To access the replay, please call 1-844-512-2921 (U.S. & Canada) or 1-412-317-6671 (International) and enter confirmation code 21993600. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country

- with approximately 400 company-owned shops in the United States. Additionally, Potbelly franchisees operate over 40 shops in the United States. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•Revenues – represents net company-operated sandwich shop sales and our franchise royalties and fees. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•Company-operated comparable store sales or same-store traffic – represents the change in year-over-year sales or transactions for the comparable company-operated store base open for 15 months or longer.

•Average Unit Volumes (AUV) – represents the average sales of all company-operated shops which reported sales during the associated time period.

•EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes.

•Adjusted EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash and other items that we do not consider reflective of underlying business performance.

•Shop-level profit (loss) – represents income (loss) from operations excluding franchise royalties and fees, franchise marketing expenses, general and administrative expenses, depreciation expense, pre-opening costs, restructuring costs and impairment, loss on the disposal of property and equipment and shop closures.

•Shop-level profit (loss) margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

•Adjusted net income (loss) – represents net income (loss), adjusted to eliminate the impact of restructuring costs, impairment, loss on the disposal of property and equipment, shop closures, and other items we do not consider representative of our ongoing operating performance, including the income tax effects of those adjustments and the change in our income tax valuation allowance.

1Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted diluted EPS, adjusted net loss, shop-level profit, and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.
Management uses adjusted EBITDA, adjusted net income and adjusted diluted EPS to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA, adjusted net income and adjusted diluted EPS exclude the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.
Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this press release may include, among others, statements relating to our future financial position and results of operations, business strategy, budgets, projected costs and plans and objectives of management for future operations our expectations regarding sales and shop-level margins for the second quarter of 2022, our fiscal 2022 financial outlook, including record AUVs, double-digit growth in same-store sales and shop-level margins in the low double-digits, our ability to drive brand awareness, traffic and return on invested media dollars, our ability to develop our pipeline of multi-unit franchise candidates and our ability to successfully develop our digital business. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, risks related to the COVID-19 outbreak; compliance with our Credit Agreement covenants; competition; general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contact:

Lisa Fortuna or Ashley Gruenberg
Alpha IR Group
312-445-2870
PBPB@alpha-ir.com

Potbelly Corporation
Consolidated Statements of Operations and Margin Analysis – Unaudited
(Amounts in thousands, except per share data)

	For the Quarter Ended
	March 27, 2022	% of Revenues	March 28, 2021	% of Revenues
Revenues
Sandwich shop sales, net	$97,431	99.2%	$77,501	99.3%
Franchise royalties and fees	790	0.8	562	0.7
Total revenues	98,221	100.0	78,063	100.0

Expenses
(Percentages stated as a percent of sandwich shop sales, net)
Sandwich shop operating expenses, excluding depreciation
Food, beverage and packaging costs	27,308	28.0	21,469	27.7
Labor and related expenses	33,253	34.1	28,614	36.9
Occupancy expenses	13,845	14.2	13,599	17.5
Other operating expenses	18,105	18.6	14,003	18.1

(Percentages stated as a percent of total revenues)
Franchise marketing expenses	120	0.1	43	NM
General and administrative expenses	8,518	8.7	7,172	9.2
Depreciation expense	3,136	3.2	4,174	5.3
Impairment, loss on disposal of property and equipment and shop closures	1,319	1.3	3,122	4.0
Total expenses	105,604	107.5	92,196	118.1
Loss from operations	(7,383)	(7.5)	(14,133)	(18.1)

Interest expense, net	327	0.3	288	0.4
Loss before income taxes	(7,710)	(7.8)	(14,421)	(18.5)
Income tax expense	177	0.2	53	0.1
Net loss	(7,887)	(8.0)	(14,474)	(18.5)
Net loss attributable to non-controlling interest	26	NM	(2)	NM
Net loss attributable to Potbelly Corporation	$(7,913)	(8.1)%	$(14,472)	(18.5)%

Net loss per common share attributable to common shareholders:
Basic	$(0.28)		$(0.56)
Diluted	$(0.28)		$(0.56)
Weighted average common shares outstanding:
Basic	28,396		25,944
Diluted	28,396		25,944
_____________________________________
"NM" - Amount is not meaningful

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(Amounts in thousands, except per share data)

	For the Quarter Ended
	March 27, 2022	March 28, 2021
Net loss attributable to Potbelly Corporation, as reported	$(7,913)	$(14,472)
Impairment, loss on disposal of property and equipment and shop closures(1)	1,319	3,122
Total adjustments before income tax	1,319	3,122
Income tax adjustments(2)	2,160	2,876
Total adjustments after income tax	3,479	5,998
Adjusted net loss attributable to Potbelly Corporation	$(4,434)	$(8,474)

Net loss attributable to Potbelly Corporation per share, basic	$(0.28)	$(0.56)
Net loss attributable to Potbelly Corporation per share, diluted	$(0.28)	$(0.56)

Adjusted net loss attributable to Potbelly Corporation per share, basic	$(0.16)	$(0.33)
Adjusted net loss attributable to Potbelly Corporation per share, diluted	$(0.16)	$(0.33)

Shares used in computing adjusted net loss attributable to Potbelly Corporation:
Basic	28,396	25,944
Diluted	28,396	25,944

	For the Quarter Ended
	March 27, 2022	March 28, 2021
Net loss attributable to Potbelly Corporation, as reported	$(7,913)	$(14,472)
Depreciation expense	3,136	4,174
Interest expense, net	327	288
Income tax expense	177	53
EBITDA	$(4,273)	$(9,957)
Impairment, loss on disposal of property and equipment and shop closures(1)	1,319	3,122
Stock-based compensation	675	193
Adjusted EBITDA	$(2,279)	$(6,642)

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(Amounts in thousands, except per share data)

	For the Quarter Ended
	March 27, 2022	March 28, 2021
Loss from operations	$(7,383)	$(14,133)
Less: Franchise royalties and fees	790	562
Franchise marketing expenses	120	43
General and administrative expenses	8,518	7,172
Depreciation expense	3,136	4,174
Impairment, loss on disposal of property and equipment and shop closures	1,319	3,122
Shop-level profit (loss) [Y]	$4,920	$(184)
Total revenues	$98,221	$78,063
Less: Franchise royalties and fees	790	562
Sandwich shop sales, net [X]	$97,431	$77,501
Shop-level profit (loss) margin [Y÷X]	5.0%	(0.2)%

Potbelly Corporation
Consolidated Selected Balance Sheet Data & Selected Operating Data – Unaudited
(Amounts in thousands, except per share data)

	March 27, 2022	December 26, 2021
Selected Balance Sheet Data
Cash and cash equivalents	$9,493	$14,353
Total assets	242,348	253,237
Current portion of long-term debt	2,833	2,333
Long-term debt, net of current portion	21,467	17,517
Total liabilities	252,375	255,654
Total equity (deficit)	(10,027)	(2,417)

	For the Quarter Ended
	March 27, 2022	March 28, 2021
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	394	399
Franchise shops, end of period	46	45
Revenue Data:
Company-operated comparable store sales	24.4%	(3.1)%

Potbelly Corporation
Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures & Selected Operating Data

1)This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses.
2)This adjustment includes the tax impacts of the other adjustments listed above based on the Company’s effective tax rate and the change in the Company’s income tax valuation allowance during the period.